Exhibit 10.4

December 18, 2002

First Amendment to Loan and Security Agreement

     This First Amendment to Loan and Security Agreement (the “LSA”), dated September 18, 2001, among PRA III, LLC, “Borrower”), WESTSIDE FUNDING CORPORATION (the “Lender”) and PORTFOLIO RECOVERY ASSOCIATES, L.L.C., PRA RECEIVABLES MANAGEMENT, LLC (d/b/a ANCHOR RECEIVABLES MANAGEMENT), PRA II, LLC and PRA HOLDING I, LLC (each a “Guarantor” and collectively, the “Guarantors”) is entered into this eighteenth day of December 2002.

WITNESSETH:

WHEREAS, the Borrower, Lender and Guarantors have previously entered into the LSA; and

WHEREAS, the Borrower, Lender and Guarantors desire to amend certain of the terms and provisions of the LSA;

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Lender and Guarantors agree as follows:

     Section 1. Definitions and Acknowledgement

(a)     Capitalized terms that are not specifically defined herein shall have the meanings assigned thereto in the LSA.

(b)     It is hereby acknowledged that Portfolio Recovery Associates, Inc. (“PRA”) has completed an initial public offering of its equity. In connection with such offering, Portfolio Recovery Associates, L.L.C. (“LLC”) has entered into various agreements and arrangements to reorganize its corporate structure. Accordingly, the members of LLC have transferred all of their membership units, and warrants to purchase membership units, to PRA, a newly formed Delaware corporation, in exchange for an equivalent amount of common stock, and warrants to purchase common stock, of PRA. LLC is now a wholly owned subsidiary of PRA. Furthermore, in connection with this reorganization, LLC transferred to PRA all of its membership interests in each of PRA Receivables Management, LLC (d/b/a Anchor Receivables Management) and PRA Holding I, LLC and PRA II, LLC merged into LLC and was dissolved.

(c)     It is hereby acknowledged that PRA II, LLC shall be removed as an LSA Guarantor and that PRA shall be included as an LSA Guarantor.

     Section 2. Amendments

(a)     The definition of the term “Assumed Name” shall be amended by deleting “PRA II, L.L.C.” therefrom and inserting “Portfolio Recovery Associates, Inc.” in the place thereof.

(b)     The definition of the term “Backup Service Fee” shall be amended by deleting “Seven Thousand Five Hundred Dollars ($7,500.00)” therefrom and inserting “Three Thousand Five Hundred Dollars ($3,500.00)” in the place thereof.

(c)     The definition of the term “Change in Control” shall be amended to read as follows:

     “CHANGE IN CONTROL: The term “Change in Control” shall mean any of the following (I) the acquisition by a third party, other than Angelo, Gordon & Co., L.P. or affiliated entities, of a majority of the issued and outstanding shares of PRA or (II) the failure of PRA to continue to own, directly or indirectly, in the aggregate, free and clear of all liens except for liens in favor of the Lender, 100% of the issued and outstanding membership interest of the Borrower.”

(d)	The definition of the term “Commitment Fee” shall be amended by deleting “the product of (i) 0.35% and, (ii) the Facility Amount” therefrom, and inserting, “One Hundred Forty Thousand Dollars ($140,000.00)” in the place thereof.

(e)	The definition of the term “Facility Amount” shall be amended by deleting “Forty Million Dollars ($40,000,000.00)” therefrom and inserting “Twenty Five Million Dollars ($25,000,000.00)” in the place thereof.

(f)	The definition of the term “Guarantor” shall be amended by deleting “PRA II, L.L.C.” therefrom and inserting “Portfolio Recovery Associates, Inc.” in the place thereof.

(g)	The definition of the term “Management Agreement” shall be amended by deleting “PRA” therefrom and inserting “LLC” in the place thereof.

(h)	The definition of the term “PRA” shall be amended by deleting “Portfolio Recovery Associates, L.L.C.” therefrom and inserting “Portfolio Recovery Associates, Inc.” in the place thereof.

(i)	The definition of the term “PRA Purchase Agreement” shall be amended by deleting “PRA” therefrom and inserting “LLC” in the place thereof.

(j)	The definition of the term “Stated Interest Rate” shall be amended by deleting “4.35%” therefrom and inserting “3.50%” in the place thereof.

(k)	The definition of the term “Unused Facility Fee” shall be amended to read as follows:

“UNUSED FACILITY FEE: The term “Unused Facility Fee” shall mean for any Settlement Date, (i) if the average daily principal balance of the Outstanding Facility Amount for the month immediately preceding such Settlement Date is less than $10,000,000, an amount equal to 1/12th of 0.75% multiplied by the difference between the Facility Amount and the average daily principal balance of the Outstanding Facility Amount for the month immediately preceding such Settlement Date, or (ii) if the average daily principal balance of the Outstanding Facility Amount for the month immediately preceding such Settlement Date is equal to or more than $10,000,000, an amount equal to 1/12th of 0.25% multiplied by the difference between the Facility Amount and the average daily principal balance of the Outstanding Facility Amount for the month immediately preceding such Settlement Date.”

(l)	Section 1. shall be amended to incorporate the following defined term in its appropriate alphabetical order:

     “LLC: The term “LLC” shall mean Portfolio Recovery Associates, L.L.C.”

(m)	Section 5.1.A. shall be amended to read as follows:

     “Each of Borrower and Guarantor is a limited liability company or a corporation, duly formed, validly existing and in good standing under the laws of the state of its formation or incorporation, as applicable, is duly qualified to do business and is in good standing as a foreign entity in all states where such qualification is required, has all necessary power and authority to enter into this Agreement and each of the documents and instruments relating hereto and to perform all of its obligations hereunder and thereunder.”

(n)	Section 5.1.D.(II) shall be amended to read as follows:

     “violate any provision of their respective Certificate of Formation, Operating Agreement, Certificate of Incorporation or By-Laws, as applicable.”

(o)	Section 5.1. X. shall be amended to read as follows:

     “None of the Capital Stock of any Subsidiary of PRA shall be a certificated security.”

(p)	Section 6.1.E. shall be amended to read as follows:

     “Carry on and conduct their business in the same manner and in the same fields of enterprise as they are presently engaged, and shall preserve their limited liability company or corporate existence, as applicable, licenses or qualifications as a domestic entity in the jurisdiction of its organization or incorporation, as applicable, and as a foreign entity in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign entity necessary, and to maintain all other material rights and franchises, provided, however, nothing herein shall be construed to prevent Borrower from closing any retail location in the good faith exercise of its business judgment.”

(q)	Section 6.1.Q. shall be amended by deleting “PRA” therefrom and inserting “LLC” in the place thereof.

(r)	Section 6.1.R. shall be amended by deleting “PRA” therefrom and inserting “LLC” in the place thereof.

(s)	Section 6.2.D. shall be amended to read as follows:

     “Cause or take any of the following actions with respect to either Borrower or Guarantor (except for PRA): (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower’s or Guarantor’s outstanding Capital Stock; or (ii) purchase or acquire, directly or indirectly, any shares of Capital Stock, evidences of indebtedness or other securities of any Person or entity.”

(t)	Section 6.2.E. shall be amended to read as follows:

     “Amend, supplement or otherwise modify either of Borrower’s or Guarantor’s Certificate of Formation, Operating Agreement, Certificate of Incorporation or By-Laws, as applicable, in such a way which would have a Material Adverse Effect on the condition and operations, prospects or financial condition of the Borrower or Guarantor (as the case may be).”

(u)	Section 6.2.I. shall be amended to read as follows:

     “Allow Borrower or Guarantor (except for PRA) to be owned and controlled directly or indirectly by any Person or entity other than the shareholders, members and senior management that own and control Borrower or Guarantor (as the case may be) as of the date hereof.”

(v)	Section 6.2.M. shall be amended to read as follows:

     “Permit any equity holder of Borrower or Guarantor (except for PRA) to pledge or otherwise hypothecate any equity or membership interest in Borrower or Guarantor (as the case may be).”

(w)	Section 6.5. shall be amended by deleting “or equivalent duly appointed member of PRA” therefrom.

(x)	The LSA shall be amended to add a new Section 9.21 to read in its entirety as follows:

     “In connection with this Agreement, each of the Borrower and Guarantor have agreed to furnish and make available to Lender certain financial and other information concerning the Borrower or Guarantor. As a condition to the Borrower or Guarantor furnishing such information to Lender, Lender agrees to treat the Confidential Material confidentially in accordance with the terms of this Section 9.21 and to take or refrain from taking certain actions herein set forth. As used herein, the term “Confidential Material” shall include (x) any information, regardless of the form in which it is communicated or maintained (whether prepared by the Borrower, Guarantor or otherwise) and which is made available or disclosed to Lender or its affiliates, subsidiaries, directors, officers, employees, agents and representatives (including attorneys and other advisors) (collectively, “Lender’s Representatives”) by or on behalf of the Borrower or Guarantor or which Lender or Lender’s Representatives learn or obtain orally, through observation, or through analysis of such information, and (y) all reports, analyses, notes or other information that are based on, contain or reflect any Confidential Material. As used herein, the term “Confidential Material” does not include information which (i) is or becomes generally known to the public, other than as a result of a disclosure by Lender or Lender Representatives in violation of this Agreement, (ii) becomes available to Lender on a non-confidential basis from a source other than the Borrower or Guarantor, provided that such source is not known by Lender to be bound by a confidentiality agreement with or other obligation of secrecy to the Borrower or Guarantor, or otherwise known by Lender to be prohibited from transmitting such information to Lender or Lender’s Representatives by a contractual, legal or fiduciary obligation or (iii) was disclosed to Lender on a non-confidential basis prior to its disclosure to Lender or Lender’s Representatives by the Borrower or Guarantor.

     Lender agrees that the Confidential Material will be used solely for the purpose described in this Agreement, and that such information will be kept confidential; provided, however, that any such information may be disclosed (i) to Lender’s Representatives (it being understood that Lender Representatives shall be informed by Lender of the confidential nature of such information) (ii) at the request of a regulatory agency or in connection with an examination of Lender, (iii) pursuant to subpoena or other court process, (iv) at the express direction of any other authorized government agency, or (v) to Lender’s independent auditors or counsel provided that each person who receives such information has been made aware of the confidential nature of such information.

In the event that Lender or any of Lender’s Representatives receive a request or demand to disclose all or any part of the information contained in the Confidential Material under the terms of a subpoena or order issued by a court of competent jurisdiction or otherwise, Lender agrees to (i) promptly notify PRA (unless such notice is not permitted by law) of the existence, terms and circumstances surrounding such a request so that PRA may seek, at its sole expense, a protective order or other appropriate relief or remedy or waive compliance with the terms of this Agreement; and (ii) should PRA seek such a protective order, consult with PRA in connection with such action. If, in the opinion of Lender’s counsel, disclosure by Lender of all or any part of the information contained in the Confidential Material is required by law, Lender agrees to (x) promptly notify PRA (unless such notice is not permitted by law) of the proposed disclosure, (y) disclose only such information which is required by law, in Lender’s counsel’s reasonable opinion, to be disclosed and (z) mark as “confidential” any information disclosed by Lender to any of Lender’s Representatives so as to ensure that confidential treatment will be accorded to the disclosed information to the maximum extent permissible by law.

     All Confidential Material shall remain the exclusive property of the Borrower and Guarantor and, promptly upon termination of the LSA Lender shall return all Confidential Material to PRA and not retain any copies, extracts or other reproductions in whole or in part of such information, except that Lender may destroy all or any portion of the Confidential Material that may be found in analyses, compilations, studies or other documents prepared by Lender or Lender’s Representatives, except that Lender may retain one or more copies of such Confidential Material as may be required by any applicable regulations, in accordance with internal document retention policies and for regulatory purposes and requirements, subject to the confidentiality obligations set forth herein. Such destruction shall, upon PRA’s request, be certified in writing to PRA by an authorized officer supervising such destruction. Notwithstanding the return or destruction of all of the Confidential Material, Lender and Lender’s Representatives shall continue to be bound by your obligations under this Section 9.21.

     It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 9.21 by Lender and that PRA shall be entitled to specific performance or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for Lender’s breach of this Section 9.21 but shall be in addition to all other remedies available at law or equity to Borrower or Guarantor. Lender agrees that the provisions of this Section 9.21 shall be deemed to apply, with equal force and effect, to any of Lender’s Representatives, as if such persons were a signatory hereto and that Lender shall be responsible for any breach of the provisions of this Section 9.21 by any of Lender’s-Representatives.

     Notwithstanding anything provided in this Section 9.21 to the contrary, Lender’s obligations and responsibility with respect to any Confidential Material shall terminate on the second anniversary of the receipt of such Confidential Material by Lender or Lender’s Representative from Borrower or Guarantor.”

     Section 3.     Waiver and Consent

Lender hereby consents to the all actions taken by the Borrower and Guarantor in connection with PRA’s initial public offering and the reorganization of the Borrower and Guarantor as described in Section 1(b) hereof. Lender further waives all Default or Events of Defaults under the LSA or any acts by Borrower or Guarantor which may be deemed to be a violation of any representation, warranty or covenant under the LSA and Borrower and Guarantor waive all Defaults or Events of Default under the LSA or any acts by Lender which may be deemed to be a violation of any representation, warranty or covenant under the LSA. As of the date hereof, giving effect to the above waiver and consent, neither Lender, nor Borrower or Guarantor is aware of any Default or Event of Default under the LSA or any violation of any representation, warranty or covenant under the LSA.

     Section 4.     Amendment Fee

The Borrower shall pay the Lender on the date hereof an amendment fee in the amount of Seventy Five Thousand Dollars ($75,000.00).

     Section 5.     Costs and Expenses

The Borrower shall pay the Lender within ten (10) days of the date of any invoice presented to the Borrower for the legal fees and costs (whether from internal or external counsel) incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment.

     Section 6.     Acknowledgement of Guarantors and Ratification of LSA

Each Guarantor hereby acknowledges the amendments to the LSA being made by this Amendment and except as explicitly amended as provided herein, each of the Lender, Borrower and each Guarantor hereby ratify and reaffirm the provisions of the LSA and its obligations under the Guaranty, dated September 18, 2001, executed by each Guarantor in favor of the Lender.

     Section 7.     Effective Date

This Amendment shall become effective as of the date first above written upon the execution and delivery thereof by each of the parties hereto.

     Section 8.     Governing Law

THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 9.     Severability

Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

     Section 10.   Counterparts

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section 11.   Legal Opinions

Each Guarantor and the Borrower shall cause to be delivered to Lender on the date hereof an opinion of counsel to the Guarantors and the Borrowers covering such matters as the enforceability of this amendment similar in form to the opinion delivered on the Closing Date.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first written above.

BORROWER:
PRA III, LLC
a Virginia limited liability company

By:	/s/ Kevin P. Stevenson
Name: Kevin P. Stevenson Title: Member Representative

GUARANTOR:
PORTFOLIO RECOVERY ASSOCIATES, L.L.C.
a Delaware Limited Liability company

By:	/s/ Steven D. Fredrickson
Name: Steven D. Fredrickson Title: President

PRA RECEIVABLES MANAGEMENT, LLC
a Virginia limited liability company

By:	/s/ Kevin Stevenson
Name: Kevin Stevenson Title: Member Representative

PRA HOLDING I, LLC
a Virginia limited liability company

By:	/s/ Kevin Stevenson
Name: Kevin Stevenson Title: Member Representative

PORTFOLIO RECOVERY ASSOCIATES, INC.
a Delaware corporation

By:	/s/ Steven D. Fredrickson
Name: Steven D. Fredrickson Title: President

LENDER

Westside Funding Corporation
a Delaware Corporation

By:	/s/ Brian Statfeld
Name: Brian Statfeld Title: Executive Director

By:	/s/ Jeffrey Kramer
Name: Jeffrey Kramer Title: Executive Director